Exhibit 10.1

MANAGEMENT AGREEMENT

AGREEMENT (this “Agreement”) made as of the 1st day of January 2018, by and among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), CERES TACTICAL SYSTEMATIC L.P., a New York limited partnership (the “Partnership”) and SECOR CAPITAL ADVISORS, LP, a Delaware limited partnership (the “Advisor” or “SECOR”).

W I T N E S S E T H :

WHEREAS, CMF is the general partner of the Partnership, a limited partnership organized for the purpose of speculative trading of commodity interests, including futures contracts, options, forward contracts, swaps and other derivative instruments with the objective of achieving substantial capital appreciation; and

WHEREAS, such trading is to be conducted directly or through investment in SECOR Master Fund L.P., a Delaware limited partnership (the “Master Fund”) of which CMF is the general partner and SECOR is the advisor; and

WHEREAS, the Amended and Restated Limited Partnership Agreement dated as of November 21, 2017 (collectively, the “Partnership Agreement”), permits CMF to delegate to one or more commodity trading advisors CMF’s authority to make trading decisions for the Partnership; and

WHEREAS, the Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission (“CFTC”) and is a member of National Futures Association (“NFA”); and

WHEREAS, CMF is registered as a commodity trading advisor and a commodity pool operator with the CFTC and is a member of NFA; and

WHEREAS, CMF, the Partnership and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory services in connection with the conduct by the Partnership of its commodity interest trading activities during the term of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. DUTIES OF THE ADVISOR. (a) For the period and on the terms and conditions of this Agreement, the Advisor shall have sole authority and responsibility, as one of the Partnership’s agents and attorneys-in-fact, for directing the investment and reinvestment of the assets and funds of the Partnership, whether directly or indirectly through the Master Fund, allocated to it from time to time by CMF in commodity interests, including commodity futures contracts, options on futures contracts and forward contracts, including foreign exchange forwards, foreign exchange swaps and non-deliverable foreign exchange forwards. The Advisor may also engage in swap transactions and other derivative transactions on behalf of the Partnership with the prior written approval of CMF. All such trading on behalf of the

Partnership shall be in accordance with the trading strategies set forth in the Partnership’s current Private Placement Offering Memorandum and Disclosure Document, as supplemented (the “Memorandum”), and subject to the trading policies of CMF expressly set forth in Appendix B hereto (the “CMF Trading Policies”). Such trading policies may be changed from time to time upon receipt by the Advisor of prior written notice of such change, and pursuant to the trading strategy selected by CMF to be utilized by the Advisor in managing the Partnership’s assets. CMF has initially selected a variation of the program traded by SECOR Alpha Master Fund L.P. (the “Program”), as described in Appendix A attached hereto, to manage the Partnership’s assets allocated to it. Any open positions or other investments at the time of receipt of such notice of a change in trading policy shall not be deemed to violate the changed policy and shall be closed or sold in the ordinary course of trading. The Advisor may not deviate from the trading policies set forth in the Memorandum without the prior written consent of the Partnership given by CMF. The Advisor makes no representation or warranty that the trading to be directed by it for the Partnership will be profitable or will not result in losses.

(b) CMF acknowledges receipt of the description of the Program, attached hereto as Appendix A. All trades made by the Advisor for the account of the Partnership, whether directly or indirectly through the Master Fund, shall be made through such commodity broker or brokers as CMF shall direct, and the Advisor shall have no authority or responsibility for selecting or supervising any such broker in connection with the execution, clearance or confirmation of transactions for the Partnership or for the negotiation of brokerage rates charged therefor. However, the Advisor, with the prior written permission (by original, fax copy or email copy) of CMF, may direct any and all trades in commodity futures and options to a futures commission merchant or independent floor broker it chooses for execution with instructions to give-up the trades to the broker designated by CMF, provided that the futures commission merchant, independent floor broker or swap dealer and any give-up or floor brokerage fees are approved in advance by CMF. Moreover, the Advisor, with the prior written permission (by original, fax copy or email copy) of CMF, may enter into swaps and other derivative transactions permitted under Section 1(a) of this Agreement with such swap dealer or swap dealers as it may choose for execution with instructions to give-up the trades to the broker designated by CMF provided that the swap dealer and any give-up or other fees are approved in advance by CMF. All give-up or similar fees relating to the foregoing shall be paid by the Partnership after all parties have executed the relevant give-up agreements (via EGUS or by original, fax copy or email copy).

(c) The initial allocation of the Partnership’s assets to the Advisor shall be made to the Program, as described in Appendix A attached hereto, provided that CMF, the Partnership and the Advisor agree that for so long as the Partnership trades through the Master Fund the amount of leverage applied to the assets of the Partnership allocated to the Advisor by CMF shall be in accordance with the terms of the agreement by and among CMF, the Master Fund and the Advisor, dated as of January 1, 2018 as such agreement may be amended from time to time. In the event the Advisor wishes to use a trading system or methodology other than or in addition to the Program in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Advisor gives CMF prior written notice of its intention to utilize such different trading system or methodology and CMF consents thereto in writing. In addition, the Advisor will provide five days’ prior written notice to CMF of any change in the trading system or methodology to be utilized for the Partnership which the Advisor, in its sole discretion, deems material. If the Advisor deems such change in system or methodology or in markets traded to be material, the changed system or methodology or markets traded will not be utilized for the Partnership without the prior written consent of CMF. In addition, the Advisor will notify CMF of any changes to the trading system or methodology that would cause the description of the trading strategy or methods described in Appendix A or the Memorandum, as applicable, to be materially inaccurate. Further, the Advisor will provide the Partnership with a current list of all commodity interests to be traded for the Partnership’s account and the Advisor will not trade any additional commodity interests for such account without providing notice thereof to CMF and receiving CMF’s written approval. The Advisor also agrees to provide CMF, on a monthly basis, with a written report of the assets under the Advisor’s management together with all other matters deemed by the Advisor to be material changes to its business not previously reported to CMF. The Advisor further agrees that it will convert foreign currency balances (not required to margin positions denominated in a foreign currency) to U.S. dollars no less frequently than monthly. U.S. dollar equivalents in individual foreign currencies of more than $100,000 will be converted to U.S. dollars within one business day after such funds are no longer needed to margin foreign positions.

(d) The Advisor agrees to make all material disclosures to the Partnership regarding itself and its principals as defined in Part 4 of the CFTC’s regulations (“principals”), members, directors, officers and employees, their trading performance and general trading methods, its customer accounts (but not the identities of or identifying information with respect to its customers) and otherwise as are required in the reasonable judgment of CMF to be made in any filings required by federal or state law or NFA rule or order. Notwithstanding Sections 1(d) and 4(d) of this Agreement, the Advisor is not required to disclose the actual trading results of proprietary accounts of the Advisor or its principals unless CMF reasonably determines that such disclosure is required in order to fulfill CMF’s fiduciary obligations to the Partnership or the reporting, filing or other obligations imposed on it by federal or state law or NFA rule or order. The Partnership and CMF acknowledge that the trading advice to be provided by the Advisor is a property right belonging to the Advisor and undertakes to handle such trading advice, and any data or information from the Advisor received in fulfillment of this Agreement in a confidential manner, including, but not limited to, the Advisor’s proprietary trading programs, trading data, trading instructions, trade execution, research data bases, computer software, systematic methodologies and the systematic trading approach (including positions established thereto, whether for the Partnership or other clients of the Advisor), and all other related information (the “Confidential Information”). Subject to CMF’s and the Partnership’s right to comply with any requirement or demand of any self-regulatory, regulatory, judicial or taxing authority having jurisdiction over either of them, the Partnership and CMF shall take all reasonable steps to protect the Confidential Information disclosed pursuant to the provisions of this Agreement, using the same standard of care that the Partnership and CMF apply to safeguard their own respective proprietary, secret or confidential information and to store and handle the Confidential Information in such a way as to prevent any unauthorized disclosure thereof. The Partnership shall notify the Advisor within a reasonable time upon discovery of any unauthorized use of, access to, or disclosure of Confidential Information, and agrees to cooperate with reasonable requests by the Advisor to help regain possession of such Confidential Information and to prevent its further unauthorized use, disclosure or access. Notwithstanding the foregoing, each of the Partnership and CMF may provide the Confidential Information to its affiliates and each of their respective officers, directors, employees, counsel, auditors, consultants, administrators, agents and service providers who need to know such information in connection with their duties to the Partnership or CMF, as the case may be; provided, that such persons are informed of the confidential nature of such information and agree to keep it confidential as provided herein. The term “Confidential Information” does not include any information which (i) is publicly available other than as a result of unauthorized disclosure by the Partnership, (ii) is available to the Partnership on a non-confidential basis from a source other than the Advisor, (iii) is independently developed by the Partnership or on its behalf without any reference to the Confidential Information or (iv) is provided by the Advisor and is included in investor materials which have been reviewed and approved by the Advisor.

(e) The Advisor understands and agrees that CMF may designate other trading advisors for the Partnership and apportion or reapportion to such other trading advisors the management of an amount of Net Assets of the Partnership (as defined in Section 3(b) hereof) as it shall determine in its absolute discretion. The designation of other trading advisors and the apportionment or reapportionment of Net Assets of the Partnership to any such trading advisors pursuant to this Section 1 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the parties hereunder.

(f) CMF may, from time to time, in its absolute discretion, select additional trading advisors and reapportion funds among the trading advisors for the Partnership as it deems appropriate. CMF shall use its best efforts to make reapportionments, if any, as of the first day of a calendar month. The Advisor agrees that it may be called upon at any time promptly to liquidate positions in CMF’s sole discretion so that CMF may reallocate the Partnership’s assets, meet margin calls on the Partnership’s account, fund redemptions, or for any other reason, except that CMF will not require the liquidation of specific positions by the Advisor. CMF will use its best efforts to give two business days’ prior notice to the Advisor of any reallocations or liquidations.

(g) The Advisor shall assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of commodity interests for the Partnership’s account including payment to the brokers of the floor brokerage commissions, exchange, NFA fees, and other transaction charges and give-up charges incurred by the brokers on such trades. The Advisor’s errors shall include, but not be limited to, inputting improper trading signals or communicating incorrect orders to the commodity brokers. The Advisor shall have an affirmative obligation to promptly notify CMF in accordance with the provisions of Section 8(a)(iii) of any errors with respect to the account, and the Advisor shall use its best efforts to identify and promptly notify CMF of any order or trade which the Advisor reasonably believes was not executed in accordance with its instructions to any broker utilized to execute orders for the Partnership.

2. INDEPENDENCE OF THE ADVISOR. For all purposes herein, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Partnership in any way and shall not be deemed an agent, promoter or sponsor of the Partnership, CMF, or any other trading advisor. The Advisor shall not be responsible to the Partnership, CMF, any trading advisor or any limited partners for any acts or omissions of any other trading advisor to the Partnership.

3. COMPENSATION. (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable annually equal to 25% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership (the “Incentive Fee”) and (ii) a monthly fee for professional management services equal to 1/12 of 1.15% (1.15% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the Partnership’s Net Assets allocated to the Advisor as of the last business day of each month by 1.15% and dividing the result thereof by 12) (the “Management Fee”).

(b) “Net Assets of the Partnership” shall have the meaning set forth in Section 7(d)(2) of the Partnership Agreement and, unless the Advisor consents in writing, without regard to further amendments thereto, provided that in determining the Net Assets of the Partnership on any date, no adjustment shall be made to reflect any distributions, redemptions, administrative fees or incentive fees accrued or payable as of the date of such determination.

(c) “New Trading Profits” shall mean the excess, if any, of Net Assets of the Partnership managed by the Advisor at the end of the fiscal period over Net Assets of the Partnership managed by the Advisor at the end of the highest previous fiscal period or Net Assets of the Partnership allocated to the Advisor at the date trading commences by the Advisor for the Partnership, whichever is higher, and as further adjusted to eliminate the effect on Net Assets of the Partnership resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership’s assets during the fiscal period, whether the assets are held separately or in margin accounts. Ongoing expenses shall be attributed to the Advisor based on the Advisor’s proportionate share of Net Assets of the Partnership. Ongoing expenses shall not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership. No Incentive Fee shall be paid to the Advisor until the end of the first full calendar year of the Advisor’s trading for the Partnership, which fee shall be based on New Trading Profits (if any) earned from the commencement of trading by the Advisor on behalf of the Partnership through the end of the first full calendar year of such trading. Interest income earned, if any, will not be taken into account in computing New Trading Profits earned by the Advisor. If Net Assets of the Partnership allocated to the Advisor are reduced due to redemptions, distributions or reallocations (net of additions), there will be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another Incentive Fee.

(d) Annual Incentive Fees and monthly Management Fees shall be paid within twenty (20) business days following the end of the period for which such fee is payable. In the event of the termination of this Agreement as of any date which shall not be the end of a calendar year or a calendar month, as the case may be, the annual Incentive Fee shall be computed as if the effective date of termination were the last day of the then current year and the monthly Management Fee shall be prorated to the effective date of termination. If, during any month, the Partnership does not conduct business operations or the Advisor is unable to provide the services contemplated herein for more than two successive business days, the monthly Management Fee shall be prorated by the ratio which the number of business days during which CMF conducted the Partnership’s business operations or utilized the Advisor’s services bears in the month to the total number of business days in such month.

(e) The provisions of this Section 3 shall survive the termination of this Agreement.

4. RIGHT TO ENGAGE IN OTHER ACTIVITIES. (a) Except as otherwise provided herein, the services provided by the Advisor hereunder are not to be deemed exclusive. CMF on its own behalf and on behalf of the Partnership acknowledges that, subject to the terms of this Agreement, the Advisor and its officers, directors, employees and members may render advisory, consulting and management services to other clients and accounts. The Advisor and its officers, directors, employees and members shall be free to trade for their own accounts and to advise other investors and manage other commodity accounts during the term of this Agreement and to use the same information, computer programs and trading strategies, programs or formulas which they obtain, produce or utilize in the performance of services to CMF for the Partnership. However, the Advisor represents, warrants and agrees that it believes the rendering of such consulting, advisory and management services to other accounts and entities will not require any material change in the Advisor’s basic trading strategies for the Partnership and will not affect the capacity of the Advisor to continue to render services to CMF for the Partnership of the quality and nature contemplated by this Agreement.

(b) If, at any time during the term of this Agreement, the Advisor is required to aggregate the Partnership’s commodity positions with the positions of any other person for purposes of applying CFTC- or exchange-imposed speculative position limits, the Advisor agrees that it will promptly notify CMF in writing if the Partnership’s positions are included in an aggregate amount which exceeds the applicable speculative position limit. The Advisor agrees that, if its trading recommendations are altered because of the application of any speculative position limits, it will not modify the trading instructions with respect to the Partnership’s account in such manner as to affect the Partnership substantially disproportionately as compared with the Advisor’s other accounts. The Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately use trading programs, strategies or methods for the Partnership that are inferior to strategies or methods employed for any other client or account and that it will not knowingly or deliberately favor any client or account managed by it over any other client or account in any manner, it being acknowledged, however, that different trading programs, strategies or methods may be utilized for differing sizes of accounts, accounts with different trading policies or risk parameters, accounts experiencing differing inflows or outflows of equity, accounts that commence trading at different times, accounts that have different portfolios or different fiscal years, accounts utilizing different executing brokers and accounts with other differences, and that such differences may cause divergent trading results.

(c) CMF and the Partnership each acknowledge and agree that the Advisor and/or its officers, employees, directors and members presently act, and may continue to act, as advisor for other accounts managed by them, and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership.

(d) The Advisor agrees that it shall make such information available to CMF respecting the performance of the Partnership’s account as compared to the performance of other accounts managed by the Advisor or its principals, if any, as shall be reasonably requested in writing (including via email) by CMF. The Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership’s account given the potential size of the Partnership’s account and the Advisor’s and its principals’ current accounts and all proposed accounts for which they have contracted to act as trading advisor.

5. TERM. (a) This Agreement shall continue in effect until December 31, 2018 (the “Initial Termination Date”). If this Agreement is not terminated on the Initial Termination Date, as provided for herein, then, this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein. At any time during the term of this Agreement, CMF may elect to immediately terminate this Agreement if (i) the Net Asset Value per Unit shall decline as of the close of business on any day to $400 or less; (ii) the Net Assets of the Partnership allocated to the Advisor through the Master Fund (adjusted for redemptions, distributions, withdrawals or reallocations, if any) decline by 50% or more as of the end of a trading day from such Net Assets’ previous highest value; (iii) limited partners owning at least 50% of the outstanding units of the Partnership (excluding units owned by CMF , an affiliate of CMF other than the Partnership, or any of their employees) shall vote to require CMF to terminate this Agreement; (iv) the Advisor fails to comply with the terms of this Agreement in any material respect; (v) CMF, in good faith, reasonably determines that the performance of the Advisor has been such that CMF’s fiduciary duties to the Partnership require CMF to terminate this Agreement; (vi) CMF reasonably believes that the application of speculative position limits will substantially affect the performance of the Partnership; (vii) the Advisor fails to conform to the trading policies set forth in the Partnership Agreement or the Memorandum as they may be changed from time to time; (viii) the Advisor merges, consolidates with another entity, sells a substantial portion of its assets, or becomes bankrupt or insolvent; (ix) Raymond Iwanowski dies, becomes incapacitated, leaves the employ of the Advisor, ceases to control the Advisor or is otherwise not managing the trading programs or systems of the Advisor; (x) the Advisor’s registration as a commodity trading advisor with the CFTC or its membership in NFA or any other regulatory authority, is terminated or suspended; or (xi) CMF reasonably believes that the Advisor has or may contribute to any material operational, business or reputational risk to CMF or CMF’s affiliates. This Agreement will immediately terminate upon dissolution of the Partnership or upon cessation of trading by the Partnership prior to dissolution.

(b) The Advisor may terminate this Agreement by giving not less than 30 days’ notice to CMF (i) in the event that the trading policies of the Partnership as set forth in the Memorandum are changed in such manner that the Advisor reasonably believes will adversely affect the performance of its trading strategies; (ii) at any time after December 31, 2018; or (iii) in the event that CMF or the Partnership fails to comply with the terms of this Agreement. The Advisor may immediately terminate this Agreement if CMF’s registration as a commodity pool operator or its membership in NFA is terminated or suspended.

(c) Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Section 5 shall be without penalty or liability to any party, except for any fees due to the Advisor pursuant to Section 3 hereof.

(d) Except as otherwise provided in this Agreement, the termination of this Agreement shall not affect the settlement of any transactions made in good faith and pending at the date of termination.

(e) In the event of any termination of this Agreement, the Advisor shall cease to perform any and all of its duties and obligations under this Agreement, subject to Sections 3 and 6 of this Agreement.

6. INDEMNIFICATION. (a)(i) In any threatened, pending or completed action, suit, or proceeding to which the Advisor was or is a party or is threatened to be made a party arising out of or in connection with this Agreement or the management of the Partnership’s assets by the Advisor or the offering and sale of units in the Partnership, CMF shall, subject to subsection (a)(iii) of this Section 6, indemnify and hold harmless the Advisor against any loss, liability, damage, fine, penalty obligation, cost, expense (including, without limitation, attorneys’ and accountants’ fees, collection fees, court costs and other legal expenses), judgments and awards and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding (collectively, “Losses”) if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct did not constitute negligence, bad faith, recklessness, intentional misconduct, or a breach of its fiduciary obligations to the Partnership as a commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper; and

further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by Section 16 of the Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership.

(ii) Without limiting subsection (i) above, to the extent that the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (i) above, or in defense of any claim, issue or matter therein, CMF shall indemnify the Advisor against the Losses incurred by it in connection therewith.

(iii) Any indemnification under subsection (i) above, unless ordered by a court or administrative forum, shall be made by CMF only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subsection (i) above. Such independent legal counsel shall be selected by CMF in a timely manner, subject to the Advisor’s approval, which approval shall not be unreasonably withheld. The Advisor will be deemed to have approved CMF’s selection unless the Advisor notifies CMF in writing, received by CMF within five days of CMF’s telecopying to the Advisor of the notice of CMF’s selection, that the Advisor does not approve the selection.

(iv) In the event the Advisor is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Partnership’s or CMF’s activities or claimed activities unrelated to the Advisor, CMF shall indemnify, defend and hold harmless the Advisor against any Losses, incurred in connection therewith.

(v) As used in this Section 6(a), the term “Advisor” shall include the Advisor, its affiliates, principals, officers, directors, members, partners and employees and the term “CMF” shall include the Partnership.

(b)(i) The Advisor agrees to indemnify, defend and hold harmless CMF, the Partnership and their affiliates against any Losses reasonably incurred by them (A) as a result of the material breach of any representations and warranties or covenants made by the Advisor in this Agreement, or (B) as a result of any act or omission of the Advisor relating to the Partnership if (i) there has been a final judicial or regulatory determination, or a written opinion of an arbitrator pursuant to Section 14 hereof, to the effect that such acts or omissions violated the terms of this Agreement in any material respect or involved negligence, bad faith, recklessness or intentional misconduct on the part of the Advisor (except as otherwise provided in Section 1(g)), or (ii) there has been a settlement of any action or proceeding with the Advisor’s prior written consent.

(ii) In the event CMF, the Partnership or any of their affiliates is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Advisor or its principals, officers, directors, members or employees unrelated to CMF’s or the Partnership’s business, the Advisor shall indemnify, defend and hold harmless CMF, the Partnership or any of their affiliates against any Losses incurred in connection therewith.

(iii) Any indemnification under subsection (i) above, unless ordered by a court or administrative forum, shall be made by the Advisor only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the Advisor has failed to met the applicable standard of conduct set forth in subsection (i) above. Such independent legal counsel shall be selected by the Advisor in a timely manner, subject to CMF’s approval, which approval shall not be unreasonably withheld. CMF will be deemed to have approved the Advisor’s selection unless CMF notifies the Advisor in writing, received by the Advisor within five business days of the Advisor’s telecopying to CMF of the notice of the Advisor’s selection, that CMF does not approve the selection.

(c) In the event that a person entitled to indemnification under this Section 6 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the Losses incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

(d) None of the indemnifications contained in this Section 6 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld or delayed, of the party obligated to indemnify such party.

(e) The provisions of this Section 6 shall survive the termination of this Agreement.

7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

(a) The Advisor represents and warrants that:

(i) All references to the Advisor and its principals in the Memorandum, if any, are accurate in all material respects and as to them the Memorandum does not contain any untrue statement of a material fact or omit to state a material fact that is necessary to make the statements therein not misleading, except that with respect to Table B and any other pro forma or hypothetical performance information in the Memorandum, if any, this representation and warranty extends only to the underlying data made available by the Advisor for the preparation thereof and not to any hypothetical or pro forma adjustments. Subject to such exception, all references to the Advisor and its principals, if any, in the Memorandum or a supplement thereto will, after review and approval of such references by the Advisor prior to the use of such Memorandum in connection with the offering of the Partnership’s units, be accurate in all material respects.

(ii) The information with respect to the Advisor set forth in the actual performance tables in the Memorandum, if any, is based, initially, on CMF’s determination of the performance record of the Program with respect to the assets allocated to the Advisor by CMF. To the extent that the Advisor manages other customer accounts on a discretionary basis pursuant to a trading strategy substantially similar to the Program as determined by the Advisor, the Advisor or its agents shall prepare performance data reflecting the performance for all such customer accounts (including the assets allocated to the Advisor by CMF) in accordance with all applicable CFTC and NFA rules and guidance.

(iii) The Advisor will be acting as a commodity trading advisor with respect to the Partnership and not as a securities investment adviser and is duly registered with the CFTC as a commodity trading advisor, is a member of NFA, and is in compliance with any such other registration and licensing requirements as shall be necessary to enable it to perform its obligations hereunder, and agrees to maintain and renew such registrations and licenses during the term of this Agreement.

(iv) The Advisor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited partnership power and authority to enter into this Agreement and to provide the services required of it hereunder.

(v) The Advisor will not, by acting as a commodity trading advisor to the Partnership, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound.

(vi) This Agreement has been duly and validly authorized, executed and delivered by the Advisor and is a valid and binding agreement enforceable in accordance with its terms.

(vii) At any time during the term of this Agreement that an offering memorandum or prospectus relating to the units is required to be delivered in connection with the offer and sale thereof, the Advisor agrees upon the request of CMF to promptly provide the Partnership with such information as shall be necessary so that, as to the Advisor and its principals, such offering memorandum or prospectus is accurate.

(b) CMF represents and warrants for itself and the Partnership that:

(i) CMF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to perform its obligations under this Agreement.

(ii) CMF and the Partnership have the capacity and authority to enter into this Agreement on behalf of the Partnership.

(iii) This Agreement has been duly and validly authorized, executed and delivered on CMF’s and the Partnership’s behalf and is a valid and binding agreement of CMF and the Partnership enforceable in accordance with its terms.

(iv) CMF will not, by acting as general partner to the Partnership and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

(v) CMF is registered as a commodity pool operator and is a member of NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

(vi) The Partnership is a “qualified eligible person” as defined in Rule 4.7 under the Commodity Exchange Act, and consents to being treated as an exempt account under Rule 4.7.

(vii) CMF shall serve as the commodity pool operator of the Partnership and the Master Fund and shall claim an exemption pursuant to Rule 4.7 with respect to the Master Fund.

(viii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full limited partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement.

8. COVENANTS OF THE ADVISOR, CMF AND THE PARTNERSHIP.

(a) The Advisor agrees as follows:

(i) In connection with its activities on behalf of the Partnership, the Advisor will comply with all applicable laws, including rules and regulations of the CFTC, NFA and/or the commodity exchange on which any particular transaction is executed.

(ii) The Advisor will promptly notify CMF of the commencement of any investigation, suit, action or proceeding involving the Advisor or any of its affiliates, officers, members, employees, agents or representatives; regardless of whether such investigation, suit, action or proceeding also involves CMF. The Advisor will provide CMF with copies of any correspondence (including, but not limited to, any notice or correspondence regarding the violation, or potential violation, of position limits) from or to the CFTC, NFA or any commodity exchange in connection with an investigation or audit of the Advisor’s business activities.

(iii) In the placement of orders for the Partnership’s account and for the accounts of any other client, the Advisor will utilize a pre-determined, systematic, fair and reasonable order entry system, which shall, on an overall basis, be no less favorable to the Partnership than to any other account managed by the Advisor. The Advisor acknowledges its obligation to review the Partnership’s positions, prices and equity in the account managed by the Advisor daily and within two business days to notify, in writing, the broker and CMF and the Partnership’s brokers of (A) any error committed by the Advisor or its principals or employees; (B) any trade which the Advisor believes was not executed in accordance with its instructions; and (C) any discrepancy with a value of $10,000 or more (due to differences in the positions, prices or equity in the account) between its records and the information reported on the account’s daily and monthly broker statements.

(iv) The Advisor will maintain a net worth of not less than $1,000,000 during the term of this Agreement.

(v) The Advisor will use commercially reasonable efforts to close out all futures positions prior to any applicable delivery period, and will use commercially reasonable efforts to avoid causing the Partnership to take delivery of any commodity.

(vi) CMF shall have the right from the date of this Agreement until June 30, 2018 to allocate up to $150,000,000 in assets to the Advisor’s Program on behalf of any collective investment vehicle or account operated or managed by CMF and the Advisor represents that such allocation will not exceed the capacity limits of the Program.

(vii) The Advisor will update any information previously provided to CMF and/or the Partnership under the Agreement, including, without limitation, information referenced in Section 7(a)(i) hereof.

(viii) The Advisor shall promptly notify CMF when the Advisor’s open positions maintained by the Advisor exceed the Advisor’s applicable speculative position limits.

(b) CMF agrees for itself and the Partnership that:

(i) CMF and the Partnership will comply with all applicable laws, including rules and regulations of the CFTC, NFA and/or the commodity exchange on which any particular transaction is executed.

(ii) CMF will promptly notify the Advisor of the commencement of any material suit, action or proceeding involving it or the Partnership, whether or not such suit, action or proceeding also involves the Advisor.

(iii) CMF or the selling agents for the Partnership have policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, including applicable provisions of the USA PATRIOT Act. CMF or the selling agents for the Partnership have Customer Identification Programs (“CIP”), which require the performance of CIP due diligence in accordance with applicable USA PATRIOT Act requirements and regulatory guidance. CMF or the selling agents for the Partnership also have policies, procedures, and internal controls in place that are reasonably designed to comply with regulations and economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. CMF or the selling agents for the Partnership has policies and procedures in place reasonably designed to comply with Section 312 of the USA PATRIOT Act, including processes reasonably designed to identify clients that may be senior foreign political figures1, in accordance with applicable requirements and regulatory guidance, and to conduct enhanced scrutiny on such clients where required under applicable law. In addition, CMF or the selling agents for the Partnership has policies and procedures in place reasonably designed to prohibit accounts for foreign shell banks2 in compliance with Sections 313 & 319 of the USA PATRIOT Act.

9. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.

10. ASSIGNMENT. This Agreement may not be assigned by any party without the express written consent of the other parties.

11. AMENDMENT. This Agreement may not be amended except by the written consent of the parties.

[1]	A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. For purposes of this definition, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources. An “immediate family member” of a senior foreign political figure means spouses, parents, siblings, children and a spouse’s parents and siblings. A “close associate” of a senior foreign political figure means a person who is widely and publicly known (or is actually known) to be a close associate of a senior foreign political figure.
[2]

The term shell bank means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority. In addition, a shell bank generally does not employ individuals or maintain operating records.

12. NOTICES. All notices, demands or requests required to be made or delivered under this Agreement shall be effective upon actual receipt and shall be made either by electronic mail (email) copy or in writing and delivered personally or by registered or certified mail or expedited courier, return receipt requested, postage prepaid, to the addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given:

If to CMF or to the Partnership:

Ceres Managed Futures LLC

522 Fifth Avenue, 14th Floor

New York, New York 10036

Attention: Patrick Egan

Email: Patrick.Egan@morganstanley.com

If to the Advisor:

SECOR Capital Advisors, LP

One Penn Plaza, Suite 4625

New York, New York 10119

Attention: Robert Aurigema

Email: rob@secor-am.com

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: David Nissenbaum

Email: david.nissenbaum@srz.com

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. ARBITRATION. The parties agree that any dispute or controversy arising out of or relating to this Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of NFA or, if NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Agreement as written and the arbitrator shall state in writing his reasons for his award, and further provided, that any such arbitration shall occur within the Borough of Manhattan in New York City. Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.

15. NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries to this Agreement, except that certain persons not parties to this Agreement may have rights under Section 6 hereof.

16. COUNTERPART ORIGINALS. This Agreement may be executed in any number of counterparts, including via facsimile or email, each of which is an original and all of which when taken together evidence the same agreement.

[Signature Page Follows]

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY TRADING ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS MAY BE EFFECTED.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

CERES TACTICAL SYSTEMATIC L.P.

By:	Ceres Managed Futures LLC
(General Partner)

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

SECOR CAPITAL ADVISORS, LP

By	/s/ Raymond Iwanowski
Name: Raymond Iwanowski
Title: Chief Executive Officer

APPENDIX A

SECOR Alpha Master Fund L.P. (the “Alpha Fund”) is a multi-strategy hedge fund that invests across a diverse set of asset classes, geographies, factors, themes, and across different time horizons. The investment approach is to quantify and systematize the implementation of investment ideas in order to capture market inefficiencies or risk premia. The Advisor employs statistical techniques and empirical analysis to determine whether observed or conjectured alpha opportunities are real and, more importantly, likely to be sustained in the future. The following list of sub-strategies represent the models, a subset of strategies in the Alpha Fund, will be traded in the Partnership’s portfolio. The full list of instruments to be traded in the portfolio is also listed below.

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BO1 Comdty	CBT	Chicago Board of Trade	MFS1 Index	NYL	NYSE LIFFE U.S.	AUD Curncy	Australian Dollar
C 1 Comdty	CBT	Chicago Board of Trade	NK1 Index	OSE	Osaka Securities Exchange	BRL Curncy	Brazilian Real
CC1 Comdty	NYB	ICE Futures US Softs	PT1 Index	MSE	Montreal Exchange	CAD Curncy	Canadian Dollar
CL1 Comdty	NYM	New York Mercantile Exchange	QC1 Index	SSE	OMX Nordic Exchange Stockholm	CHF Curncy	Swiss Franc
CO1 Comdty	ICE	ICE Futures Europe	QZ1 Index	SGX	Singapore Exchange (was SIMEX)	CLP Curncy	Chilean Peso
CT1 Comdty	NYB	ICE Futures US Softs	ST1 Index	MIL	Borsa Italiana (IDEM)	COP Curncy	Colombian Peso
FC1 Comdty	CME	Chicago Mercantile Exchange	TP1 Index	TSE	Tokyo Stock Exchange	CZK Curncy	Czech Koruna
GC1 Comdty	CMX	Commodity Exchange, Inc.	TW1 Index	SGX	Singapore Exchange (was SIMEX)	EUR Curncy	Euro
HG1 Comdty	CMX	Commodity Exchange, Inc.	VG1 Index	EUX	Eurex	GBP Curncy	British Pound
HO1 Comdty	NYM	New York Mercantile Exchange	UX1 Index	CBF	CBOE Futures Exchange	HUF Curncy	Hungarian Forint
JO1 Comdty	NYB	ICE Futures US Softs	XP1 Index	SFE	ASX Trade24	IDR Curncy	Indonesian Rupiah
KC1 Comdty	NYB	ICE Futures US Softs	XU1 Index	SGX	Singapore Exchange (was SIMEX)	ILS Curncy	Israeli Shekel
KW1 Comdty	KCB	Kansas City Board of Trade	Z 1 Index	LIF	NYSE LIFFE - London	INR Curncy	Indian Rupee
LA1 Comdty	LME	London Metal Exchange	CN1 Comdty	MSE	Montreal Exchange	JPY Curncy	Japanese Yen
LC1 Comdty	CME	Chicago Mercantile Exchange	ED1 Comdty	CME	Chicago Mercantile Exchange	KRW Curncy	South Korean Won
LH1 Comdty	CME	Chicago Mercantile Exchange	ED2 Comdty	CME	Chicago Mercantile Exchange	MXN Curncy	Mexican Peso
LL1 Comdty	LME	London Metal Exchange	ED4 Comdty	CME	Chicago Mercantile Exchange	MYR Curncy	Malaysian Ringgit
LN1 Comdty	LME	London Metal Exchange	ED5 Comdty	CME	Chicago Mercantile Exchange	NOK Curncy	Norwegian Krone
LP1 Comdty	LME	London Metal Exchange	ER1 Comdty	LIF	NYSE LIFFE - London	NZD Curncy	New Zealand Dollar
LT1 Comdty	LME	London Metal Exchange	ER2 Comdty	LIF	NYSE LIFFE - London	PHP Curncy	Philippines Peso
LX1 Comdty	LME	London Metal Exchange	ER4 Comdty	LIF	NYSE LIFFE - London	PLN Curncy	Polish Zloty
NG1 Comdty	NYM	New York Mercantile Exchange	ER5 Comdty	LIF	NYSE LIFFE - London	RUB Curncy	Russian Ruble
PA1 Comdty	NYM	New York Mercantile Exchange	ES1 Comdty	LIF	NYSE LIFFE - London	SEK Curncy	Swedish Krona
PL1 Comdty	NYM	New York Mercantile Exchange	ES2 Comdty	LIF	NYSE LIFFE - London	SGD Curncy	Singapore Dollar
QS1 Comdty	ICE	ICE Futures Europe	ES4 Comdty	LIF	NYSE LIFFE - London	THB Curncy	Thai Baht
RR1 Comdty	CBT	Chicago Board of Trade	ES5 Comdty	LIF	NYSE LIFFE - London	TRY Curncy	Turkish Lira
S 1 Comdty	CBT	Chicago Board of Trade	FV1 Comdty	CBT	Chicago Board of Trade	TWD Curncy	Taiwan Dollar
SB1 Comdty	NYB	ICE Futures US Softs	G 1 Comdty	LIF	NYSE LIFFE - London	ZAR Curncy	S. African Rand
SI1 Comdty	CMX	Commodity Exchange, Inc.	IR1 Comdty	SFE	ASX Trade24
SM1 Comdty	CBT	Chicago Board of Trade	IR2 Comdty	SFE	ASX Trade24
W 1 Comdty	CBT	Chicago Board of Trade	IR4 Comdty	SFE	ASX Trade24
XB1 Comdty	NYM	New York Mercantile Exchange	IR5 Comdty	SFE	ASX Trade24
A51 Index	TKD	Turkish Derivatives Exchange	JB1 Comdty	TSE	Tokyo Stock Exchange
AI1 Index	SAF	South African Futures Exchange	L 1 Comdty	LIF	NYSE LIFFE - London
BC1 Index	TEF	Thailand Futures Exchange	L 2 Comdty	LIF	NYSE LIFFE - London
CF1 Index	EOP	NYSE LIFFE - Paris	L 4 Comdty	LIF	NYSE LIFFE - London
EO1 Index	EOE	NYSE LIFFE - Amsterdam	L 5 Comdty	LIF	NYSE LIFFE - London
ES1 Index	CME	Chicago Mercantile Exchange	RX1 Comdty	EUX	Eurex
GX1 Index	EUX	Eurex	TU1 Comdty	CBT	Chicago Board of Trade
HC1 Index	HKG	Hong Kong Futures Exchange	TY1 Comdty	CBT	Chicago Board of Trade
HI1 Index	HKG	Hong Kong Futures Exchange	XM1 Comdty	SFE	ASX Trade24
IB1 Index	MFM	Meff Renta Variable (Madrid)	YE1 Comdty	TFX	Tokyo Financial Exchange
IH1 Index	SGX	Singapore Exchange (was SIMEX)	YE2 Comdty	TFX	Tokyo Financial Exchange
IK1 Index	MDE	Bursa Malaysia	YE4 Comdty	TFX	Tokyo Financial Exchange
IS1 Index	MDX	Mercado Mexicano de Derivados	YE5 Comdty	TFX	Tokyo Financial Exchange
MES1 Index	NYL	NYSE LIFFE U.S.

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APPENDIX B

CMF Trading Policies Pursuant to Sections 3(a) and 3(b) of the Partnership Agreement

Capitalized terms used but not otherwise defined have the meanings assigned to them in the Partnership Agreement.

•	The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests, directly or indirectly, in commodities of all descriptions, including futures contracts, swaps, commodity options, forward contracts and any other rights or interests pertaining thereto.

•	The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

•	Engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

•	Utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing; or

•	Permit the churning of its account.

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